UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 25, 2008
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-129847	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Address of principal executive offices)	(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 25, 2008, the Securities and Exchange Commission (SEC) filed a consent by Jan Norelid, Chief Financial Officer and one of the Company’s Directors, for the entry of a judgment against Mr. Norelid in a matter brought by the SEC in the United States District Court for the Southern District of Florida (Case No. 08-61524-CIV).  The SEC’s allegations resulted from Mr. Norelid’s purchase and sale of the stock of Services Acquisition Corp. International (“SACI”) in 2006 while he acted as a consultant to SACI.  Mr. Norelid did not admit or deny the SEC’s allegations but agreed to a permanent injunction, disgorgement of $5,102, prejudgment interest of $906 and a penalty of $8,865.  None of the SEC’s allegations involve the Company or Mr. Norelid’s role as a Director or Chief Financial Officer for the Company.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: September 26, 2008	By: s/Stephen C. Haley
Stephen C. Haley
Chief Executive Officer